UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

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AMERCO
(Name of Registrant as Specified in Its Charter)

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NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS OF AMERCO

DATE: Thursday, August 26, 2010

TIME: 8 a.m. PDT/11 a.m. EDT

PLACE: U-Haul Central Towers,
2727 N. Central Avenue, Phoenix, Arizona, 85004

Dear Fellow Stockholders:                                                                                                                                              July 16, 2010

We look forward to our 2010 Annual Meeting of Stockholders of AMERCO (the “Company”) and are pleased to once again offer our meeting materials over the Internet and to webcast the meeting. We believe that using the Internet to distribute our materials and to host the meeting will allow more stockholders to attend the meeting. We also expect that this approach will lower the costs of the meeting and is consistent with our sustainability initiatives.

During the meeting, three matters will be presented for your consideration and approval:

1. Re-election of two Directors;

2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for our fiscal year ending March 31, 2011;

3. A proposal received from Company stockholders ("Stockholder Proponents") to ratify and affirm the decisions and actions taken by the AMERCO Board of Directors and
    Executive Officers, with respect to AMERCO and its subsidiaries, for the time frame of April 1, 2009 through March 31, 2010.

I encourage you to read the Proxy Statement for more information.

In addition to these formal items of business, we will review other business developments and share our plans for the Company’s future. You will have the opportunity to ask questions of and communicate with members of our management team. The AMERCO Board of Directors will also be participating.

I encourage stockholders to attend the 2010 Annual Meeting via the webcast, in order to reduce the carbon footprint attributable to the meeting. I encourage you to vote. The Board has fixed the close of business on July 1, 2010 as the record date for determination of stockholders entitled to notice and to vote at the 2010 Annual Meeting or any adjournment or postponement thereof. If you vote over the Internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on August 25, 2010 to be counted.

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, AUGUST 26, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AMERCO, a Nevada corporation (the “Company”), with respect to the 2010 Annual Meeting of Stockholders of AMERCO and any adjournment thereof (the “Annual Meeting”).   The matters to be voted upon at the Annual Meeting are: (i) the re-election of two directors, (ii) the ratification of the appointment of BDO Seidman, LLP as the Company’s independent Registered Public Accounting Firm for the fiscal year ending March 31, 2011 (“Fiscal 2011”), and (iii) a proposal received from Company stockholders (“Stockholder Proponents”) to ratify and affirm the decisions and actions taken by the AMERCO Board of Directors (“the Board”) and Executive Officers, with respect to AMERCO and its subsidiaries, for the time frame of April 1, 2009 through March 31, 2010.

It is anticipated that the Notice of Internet Availability of Proxy Materials is being first sent to stockholders on or about July16, 2010. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on July 16, 2010.

Why am I being provided with these materials?
Owners of record of AMERCO common stock as of the close of business on July 1, 2010 (the "Record Date") are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement describes the items presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

Why have I received a Notice of Internet Availability of Proxy Materials?
In accordance with applicable laws and regulations, we are permitted to furnish proxy materials to our stockholders on the Internet, in lieu of mailing printed copies of the documents.  You will not receive a printed copy of the proxy materials, unless you request a printed copy. The Notice of Internet Availability of Proxy Materials (the “Notice”) instructs you as to how to access the proxy materials on the Internet. The Notice also instructs you as to how to vote. If you would like to receive a printed copy of the proxy materials, you must follow the instructions for requesting such materials included in the Notice.  You may also download or print these materials, or any portion thereof, from any computer with Internet access and a printer.  The Proxy Statement consists of approximately 30 pages.

Who can vote in connection with the Annual Meeting?
You may vote if you were the record owner of AMERCO common stock as of the close of business on July 1, 2010.  As of July 1, 2010, there were 19,607,788 shares of common stock outstanding and entitled to vote.

How do I attend the Annual Meeting?
The Annual Meeting will be webcast live over the Internet at http://www.amerco.com and will be hosted at the U-Haul Central Towers, 2721 N. Central Avenue, Phoenix, Arizona, 85004, at 8:00 am, PDT, on August 26, 2010.  We encourage stockholders to attend the Annual Meeting via the live webcast, in order to reduce the carbon footprint attributable to the Annual Meeting.  In-person attendance at the Annual Meeting is limited to stockholders as of the Record Date and their legal proxies, and valid photo identification is required. If your shares are held in “street name” (for instance, through a brokerage firm or bank), you will also need to bring evidence of your beneficial ownership, such as a recent statement from your brokerage account.

What am I voting on?
You are voting on:

Item 1:	The re-election of two Class IV directors: Charles J. Bayer and Michael L. Gallagher. This is an uncontested election.
Item 2:	The ratification of the appointment of BDO Seidman, LLP as the Company’s independent Registered Public Accounting Firm for Fiscal 2011;
Item 3:
A proposal received from Stockholder Proponents to ratify and affirm the decisions and actions taken by the AMERCO Board of Directors and Executive Officers, with respect to AMERCO and its subsidiaries, for the time frame of April 1, 2009 through March 31, 2010;

as well as any other business that may properly come before the meeting including any adjournment or postponement.

How does the Board recommend that I vote my shares?
The Board recommendations are as follows:

Item 1:                    The Board recommends a vote “FOR”;
Item 2:	The Board recommends a vote “FOR”;
Item 3:	The Board recommends a vote “FOR”.

We encourage all stockholders to vote their shares.  If you own your shares pursuant to the Employee Stock Ownership Plan (“ESOP”) and you do not vote, the ESOP Trustee will vote your shares on your behalf, in its discretion. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority, if any. Under recent rule changes which eliminated broker discretionary voting with respect to the election of directors, your broker will not be authorized to vote on the election of directors absent specific direction from you.  Your broker will also be unable to vote your shares with respect to Item 3 absent specific direction from you.  Accordingly, we encourage you to specifically direct your broker as to how to vote your shares by returning your voting instruction form to your broker or otherwise following the instructions from your broker with respect to voting. If you are a registered stockholder and sign the Proxy Card but do not instruct the proxy holder identified therein (“Proxy Holder”) as to how to vote, the Proxy Holder will vote your shares on your behalf, in his or her discretion.

What types of votes are permitted on each Item?
Item 1:	You may either vote “FOR” all the nominees to the Board of Directors, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any nominee you specify.
Item 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Item 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

If you vote “WITHHOLD” (in the case of Item 1 above) or “ABSTAIN” (in the case of Items 2 or 3 above) your vote will not be counted towards the vote total for such Item.

How many votes are needed to approve each Item?
Item 1:	The two nominees receiving the most “FOR” votes will be elected.
Item 2:	There must be a “FOR” vote from the majority of votes cast and entitled to vote.
Item 3:	There must be a “FOR” vote from the majority of votes cast and entitled to vote.

How many votes must be present, whether in person or by proxy, to hold the Annual Meeting?
In order for the Annual Meeting to proceed, holders of one-third of the outstanding shares of common stock must be present, in person or by proxy, at the meeting.  This is referred to as a quorum.  Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What are broker non-votes?
Broker non-votes occur with respect to shares held in “street name”, in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and does not have discretionary voting authority with respect to those shares.  Broker non-votes, as well as “ABSTAIN” votes will each be counted towards the presence of a quorum but will not be counted towards the vote total for any Item.

What if my AMERCO shares are not registered directly in my name but are held in “street name”?
If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.  You will receive the Notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

If I am a stockholder of record of AMERCO, how do I cast my vote?
There are several ways to cast your vote:

•	You may vote over the Internet, by going to www.proxyvote.com. You will need to type in the Control Number indicated on your Proxy Card and follow the instructions.
•	You may vote over the telephone, by dialing 1-800-690-6903 and follow the recorded instructions. You will need the Control Number indicated on your Proxy Card.
•
You may vote by mailing in the Proxy Card ballot.  To vote by mail using the enclosed Proxy Card (if you received a printed copy of these proxy materials by mail or if you printed a Proxy Card off the Internet), you will need to complete, sign and date your Proxy Card and return it promptly in the envelope provided or mail it to AMERCO c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

•	You may vote in person, at the commencement of the Annual Meeting.

If you vote over the Internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on August 25, 2010 to be counted.  If you vote by mail, please ensure that your completed Proxy Card is mailed no later than August 12, 2010.

How do I vote if I hold my stock through the AMERCO ESOP?
If you hold your stock through the ESOP, you may vote in the same manner as stockholders of record, as described immediately above.

If I am a beneficial owner of AMERCO shares, how do I vote?
If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm).  To request documents or if you have any questions about voting, you will need to contact your broker. As a beneficial owner, if you would like to vote in person at the Annual Meeting, you must obtain in advance of the Annual Meeting, and bring to the Annual Meeting, a Legal Proxy from your broker or other applicable registered owner of your shares.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on the Record Date.

Who counts the votes?
We have hired Broadridge Financial Solutions, Inc. (“Broadridge”) to count the votes.  In addition, an employee of Broadridge will be present at the meeting to serve as the Inspector of Election.

Could other matters be decided at the Annual Meeting?
We are not aware of any other matters that will be considered at the Annual Meeting.  If any other matters are properly brought to the Annual Meeting, the person identified on the Proxy Card as Proxy Holder will vote in accordance with his or her best judgment.

What does it mean if I receive more than one Notice or Proxy Card?
If you receive more than one Notice or Proxy Card, your shares are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Notice and Proxy Card.

How will I know the vote results?
Preliminary voting results will be announced at the Annual Meeting.  Final results will be published on Form 8-K shortly following the Annual Meeting.

How can I access the AMERCO Proxy Statement and Annual Report electronically?
To access the AMERCO Proxy Statement and Annual Report electronically, please visit www.proxyvote.com or the Company’s Investor Relations web site, www.amerco.com. You may also consent to receive all future Company proxy statements and annual reports electronically via e-mail. To sign up for e-delivery, please go to www.amerco.com, and click on the yellow “Electronic Delivery Enrollment” box toward the top of the page and follow the instructions.

How can I revoke my Proxy?
You may change or revoke your vote by filing with the Company’s Secretary by the close of business on August 25, 2010 either a notice of revocation or a signed Proxy Card bearing a later date or by re-voting by telephone or over the Internet. The powers of the Proxy Holder will be suspended with respect to your shares if you attend the Annual Meeting in person and so request, although attendance at the meeting will not automatically revoke your proxy absent specific action on your part.

Corporate Governance

Compensation Risk Assessment
The Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.  The Company's compensation policies create a strong alignment between the interests of management and stockholders.

Board Diversity
The Company does not have a specific written policy regarding Board diversity as it relates to the selection of nominees for the Board. However, Board diversity, in its broadest sense, is considered by our Board to be desirable. We believe Board diversity strengthens our alignment with our constituencies and fosters improved decision making, goal setting and resource allocation. Board candidates are considered based upon various criteria, including, but not limited to, their broad-based business and professional skills and experiences, viewpoints and perspectives, concern for the long-term interests of our constituencies, and their personal integrity. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of our business. In addition, we believe our directors are knowledgeable and experienced in one or more business, governmental or academic endeavors, which further qualifies them for service as members of the Board.

Leadership Structure and the Board’s Role in Risk Oversight
Currently, the roles of President and Chairman are combined, which we believe fosters clear accountability, effective decision-making, and alignment on corporate strategy. Specifically, our Board believes that its current leadership structure, with Edward J. Shoen serving as both President and Board Chairman, is appropriate and best serves the interests of our Company and our stockholders. The Company does not have a lead independent director.

Management is responsible for managing the risks that the Company faces. The Board is responsible for overseeing management’s approach to risk management and supports the achievement of the Company's objectives, including strategic objectives, to improve long-term performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist them in fulfilling that responsibility.

The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, through its Audit Committee, our Board oversees the management by our finance group of our financial statement disclosure controls, systems of internal control over financial reporting, significant financial and accounting matters, as well as the Company’s compliance with legal and regulatory requirements. Through its Compensation Committee, our Board manages potential business risks inherent in our compensation programs to ensure that they do not encourage unacceptable levels of risk. The Executive Finance Committee oversees risks associated with the Company’s credit and debt positions and liquidity, monitors the level of risk associated with investment policies and investment portfolios, and evaluates current strategic endeavors by evaluating both short and long term debt structures.

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight directors. The Company’s Restated Articles of Incorporation and Bylaws both provide for the division of the Board of Directors into four classes, designated as Class I, Class II, Class III, and Class IV.  Subject to applicable law, each class consists, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. The term of each directorship is four years and the terms of the four classes are staggered in a manner so that in most cases only one class is elected by the stockholders each year.

At the Annual Meeting, two Class IV directors will be elected to serve until the 2014 Annual Meeting of Stockholders. Unless you vote your shares otherwise, it is the intention of the Proxy Holder to vote for the two director nominees named below. However, if any nominee named herein becomes unavailable to serve at the time of election (which is not anticipated), and, as a consequence, other nominees are designated, the Proxy Holder shall have the discretion and authority to vote or refrain from voting in accordance with his or her judgment.

Directors are elected by a plurality of the shares represented at the meeting, whether in person or by proxy. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to specific nominees. The two Class IV nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors.

Nominees for Election as Class IV Directors

The independent directors have approved the nomination of the following individuals to serve until the 2014 Annual Meeting:

Charles J.  Bayer
Michael L. Gallagher

CHARLES J. BAYER, 70, has served as a Director of the Company since 1990 and has been associated with the Company since 1967. Mr. Bayer has served in various executive positions for the Company, including controller, then director of U-Haul product design and as President of Amerco Real Estate Company (“Real Estate”) from 1990 until his retirement in 2000. Mr. Bayer holds an MBA from Arizona State University W.P. Carey School of Business and has taken various continuing education courses through the SEC Institute. His 43 years of experience with the Company provide Mr. Bayer with a unique insight with respect to many of the Company’s product lines and the moving and storage industry. Mr. Bayer served two combat tours in Viet Nam and commanded his own ship.

MICHAEL L. GALLAGHER, 66, has served as a Director of the Company since 2007.  Mr. Gallagher served on the AMERCO Advisory Board from 2003 until his appointment to the AMERCO Board.   Mr. Gallagher is Chairman Emeritus of the law firm Gallagher & Kennedy.  Mr. Gallagher is a member of the Board of Directors of Pinnacle West Capital Corporation, a NYSE listed company, The Omaha World-Herald newspaper and the Peter Kiewit Foundation. He is also a former director of Action Performance, a Nasdaq company, and a former advisory board member of AMEC, a multinational company headquartered in Europe. Mr. Gallagher has 40 years of experience as legal counsel to numerous public and private corporations in a variety of matters.

Directors Continuing In Office

Class	Name	Term Expires
Class I	John P. Brogan	2011
Class I	Daniel R. Mullen	2011
Class II	M. Frank Lyons	2012
Class II	Edward J. Shoen	2012
Class III	John M. Dodds	2013
Class III	James P. Shoen	2013

JOHN P. BROGAN, 66, has served as a Director of the Company since 1998. Mr. Brogan holds an MBA from the University of Notre Dame and is a Certified Public Accountant. Mr. Brogan had a seven year association with Alamo Rent-A-Car that ended in 1986 and has been investing in private equity for over 35 years. Mr. Brogan has served as the Chairman of Muench-Kreuzer Candle Company since 1980.  As an investor he has been on the board of several companies and understands the role of an independent director.

DANIEL R. MULLEN, 69, has served as a Director of the Company since 2005. Mr. Mullen served as a member of the AMERCO Advisory Board from 2004 until his appointment to the AMERCO

Board and has served as a Director of U-Haul International Inc. (“U-Haul”) since 2004, as a Director of Oxford Life Insurance Company (“Oxford”) since 2005 and as a Director of Real Estate since 2008. He has served as Director and President of Continental Leasing Co. since 1970. He was Vice President and Treasurer of Talley Industries, Inc., a multi-industry conglomerate from 1982 to 1998.  Mr. Mullen was employed by the Company from 1968 until 1982. His previous years of service to AMERCO and its affiliates have contributed to Mr. Mullen’s knowledge of the moving and storage industry.

M. FRANK LYONS, 74, has served as a Director of the Company since 2002. Mr. Lyons served in various positions with the Company from 1959 until 1991, including 25 years as the President of Warrington Manufacturing one of the Company’s assembly/manufacturing facilities. From 1991 until his retirement in 2000, he was President of Evergreen Realty, Inc. Mr. Lyons has been associated with the Company for 51 of the 65 years of the Company’s existence. This experience provides Mr. Lyons with substantial knowledge of the Company’s business operations.

EDWARD J. SHOEN, 61, has served as Chairman of the Board since 1986 and President of the Company since 1987, as a Director of U-Haul since 1990, as a Director of Real Estate since 1988 and as a Director of Republic Western Insurance Company (“RepWest”) since 1997. Mr. Shoen has been associated with the Company since 1971.  Mr. Shoen’s length of service and substantial involvement with the day to day operations of the Company places him in a unique position of understanding the numerous aspects of the moving and storage business. Additionally, Mr. Shoen holds a significant equity ownership interest in the Company. Mr. Shoen holds an MBA from Harvard University and a Juris Doctor degree from Arizona State University.

JOHN M. DODDS, 73, has 44 years of experience with the Company, including serving in various capacities as manager of numerous subsidiaries and operating divisions. This experience includes several years as senior executive vice president in charge of national field operations, placing him in a position of significant knowledge of the business. Mr. Dodds has served as a Director of the Company since 1987 and as Director of the Company’s subsidiaries U-Haul and Real Estate since 1990. Mr. Dodds started as a service station operator and U-Haul dealer. He has served in every capacity at U-Haul. He served in regional field operations until 1986 and served in national field operations until 1994. Mr. Dodds retired from the Company in 1994.

JAMES P. SHOEN, 50, has served as a Director of the Company since 1986 and was Vice President of the Company from 1989 to 2000.  Mr. Shoen has been associated with the Company since 1976, and ran a U-Haul store for one year.  He served from 1990 to November 2000 as Executive Vice President of U-Haul.  He is currently Vice President of U-Haul Business Consultants, a subsidiary of the Company. Additionally, Mr. Shoen holds a significant equity ownership interest in the Company. His many years of involvement with the Company provides Mr. Shoen with significant insight and understanding of the business.

“Controlled Company” Status and Director Independence

As of July 1, 2010, Edward J. Shoen, Chairman of the Board and President of AMERCO, James P. Shoen, a director of AMERCO, and Mark V. Shoen, an executive officer of AMERCO, collectively are the owners of 9,221,996 shares (approximately 47.0%) of the outstanding common shares of AMERCO. In addition, on May 31, 2006, Edward J. Shoen, James P. Shoen, Mark V. Shoen, Rosmarie T. Donovan (Trustee of the Shoen Irrevocable Trusts) and Southwest Fiduciary, Inc. (Trustee of the Irrevocable “C” Trusts) (collectively, the “Reporting Persons”) entered into a stockholder agreement in which the Reporting Persons agreed to vote as one as provided in this agreement (the “Stockholder Agreement”). As of March 1, 2007, Adagio Trust Company replaced Southwest Fiduciary, Inc. as the trustee of the Irrevocable “C” Trusts, and became a signatory to the Stockholder Agreement. As of January 1, 2009,

Dunham Trust Company replaced Adagio Trust Company as the trustee of the Irrevocable “C” Trusts, and became a signatory to the Stockholder Agreement. Pursuant to the Stockholder Agreement, the Reporting Persons appointed James P. Shoen as proxy to vote their collective 10,896,719 shares (approximately 55.6%) of the Company’s common stock as provided for in the Stockholder Agreement. For additional information, refer to the Schedule 13D’s filed on July 13, 2006, March 9, 2007 and on June 26, 2009 with the SEC. In addition, 1,683,173 shares (approximately 8.6%) of the outstanding common shares of AMERCO are held by our Employee Savings and Employee Stock Ownership Trust.

As a result of their stock ownership and the Stockholder Agreement, Edward J. Shoen, Mark V. Shoen and James P. Shoen are in a position to significantly influence the business affairs and policies of the Company, including the approval of significant transactions, the election of the members of the Board and other matters submitted to our stockholders. There can be no assurance that the interests of the Reporting Persons will not conflict with the interest of our other stockholders. Furthermore, as a result of the Reporting Persons’ voting power, the Company is a “controlled company” as defined in the Nasdaq Listing Rules and, therefore, may avail itself of certain exemptions under Nasdaq Marketplace Rules, including exemptions from the rules that require the Company to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Of the above available exemptions, the Company currently exercises its right to an exemption from the Nasdaq rule requiring (i) compensation of other executive officers, aside from the President, be determined by a majority of the independent directors or the compensation committee and (ii) a nominating committee composed solely of independent directors.

Although the Company is not required under the Nasdaq Listing Rules to have a majority of independent directors on the Board, the Company nonetheless currently has a majority of independent directors. Based on an evaluation by the Company’s Independent Governance Committee such committee recommended to the Board that Daniel R. Mullen, M. Frank Lyons, John M. Dodds, Charles J. Bayer, John P. Brogan, and Michael L. Gallagher be declared to be independent. The full Board, in furtherance of the recommendation of the Independent Governance Committee and based upon its own investigation, has determined that the Directors listed in this paragraph are independent as defined pursuant to Nasdaq’s definition of “independent director”.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

The full Board of Directors of the Company met in regularly scheduled Board meetings seven times during the fiscal year ended March 31, 2010 (“Fiscal 2010”).  For Fiscal 2010, each director attended at least 85% of the scheduled Board meetings and committee meetings for the committees on which such respective individual served. The independent Directors met in executive session, without the presence of management, as part of each regularly scheduled Board meeting.

Directors are encouraged to attend our annual meetings of stockholders. Participation via the webcast is encouraged, particularly in cases where travel from out of town would otherwise be required.  All directors attended our 2009 Annual Meeting of Stockholders, which was held on August 27, 2009.

The Board of Directors has established the following standing committees: Audit Committee, Executive Finance Committee, Compensation Committee and Independent Governance Committee. The Company also has an Advisory Board, which is comprised of non-director members.  The Company does not have a nominating committee. Currently, the responsibility for director nominations is vested in the independent members of the Board; however, as a “controlled company” the Company is not required to do so under the Nasdaq Listing Rules, and the Company reserves the right to cease having the responsibility for director nominations vested in the independent members of the Board. The Board does not believe that a nominating committee is necessary because the independent directors participate in the nominating process. The Board of Directors has adopted a resolution addressing the director nomination process and related matters; however, the Board may, in the future, choose to change its director nomination policy, including its policy related to stockholder nomination of directors. This process is described below, under the heading “Director Nomination Process.”

For Fiscal 2011, the annual fee for services rendered as a director of the Company is $55,000.  Additionally, Audit Committee, Advisory Board and Independent Governance Committee members receive a $55,000 annual fee for service on such committee, and Executive Finance Committee and Compensation Committee members receive a $25,000 annual fee.  These amounts are paid in equal monthly installments.

Listed below are descriptions of the Company’s committees and the Advisory Board, and the memberships thereof. The Charters for the various committees are available at www.amerco.com.

Member	Audit	Executive Finance	Compensation	Independent Governance
Charles J. Bayer	X	X
Paul A. Bible				X
John P. Brogan	X	X	X
John M. Dodds	X		X
Michael L. Gallagher				X
Thomas W. Hayes				X
Daniel R. Mullen	X
Edward J. Shoen		X
James P. Shoen		X

Audit Committee.  The Audit Committee is comprised of Charles J. Bayer, John P. Brogan, John M. Dodds and Daniel R. Mullen. The Audit Committee assists the Board in fulfilling its oversight responsibilities as to financial reporting, audit functions and risk management. The Audit Committee monitors the financial information that is provided to stockholders and others, the independence and performance of the Company’s independent Registered Public Accounting Firm and internal audit department and the systems of internal control established by management and the Board. The Audit Committee operates pursuant to a written charter approved by the Board.  The Board has determined that each member meets the applicable requirements of audit committee members under Nasdaq Listing Rules. Mr. Bayer is designated the Audit Committee “financial expert” as defined by the rules of the SEC and the other similar financial sophistication rules under Nasdaq regulations. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Bayer’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Bayer any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to these SEC and Nasdaq requirements does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Messrs. Brogan and Mullen have been determined by the Board to meet the qualifications of “audit committee financial expert” as well.  The Audit Committee met seven times during Fiscal 2010.

Executive Finance Committee. The Executive Finance Committee is comprised of Charles J. Bayer, John P. Brogan, Edward J. Shoen, and James P. Shoen.  The Executive Finance Committee is

authorized to act on behalf of the Board in approving any transaction involving the finances of the Company. The Committee has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board. This committee acted by unanimous written consent on approximately eleven occasions during Fiscal 2010.

Compensation Committee. The Compensation Committee is comprised of John P. Brogan and John M. Dodds. The Compensation Committee reviews the Company’s executive compensation plans and policies, including benefits and incentives, to ensure that they are consistent with the goals and objectives of the Company.   The Committee reviews and makes recommendations to the Board regarding management recommendations for changes in executive compensation and monitors management plans and programs for the retention, motivation and development of senior management.  The Compensation Committee operates pursuant to a written charter and met two times during Fiscal 2010.

Independent Governance Committee.  The Independent Governance Committee is comprised of Paul A. Bible, Michael L. Gallagher and Thomas W. Hayes. Mr. Bible and Mr. Hayes are not members of the Company’s Board.  The Independent Governance Committee monitors and evaluates the Company’s corporate governance principles and standards and proposes to the Board any modifications which are deemed appropriate for sound corporate governance. The committee may review other matters as referred to it by the Board.  The committee has the authority and a budget from which to retain professionals. Each member of the Independent Governance Committee is determined by the Board to be free of any relationship that would interfere with his or her exercise of independent judgment as a member of this committee.  The Independent Governance Committee met two times during Fiscal 2010. Additionally, the non-Board members of the Independent Governance Committee are encouraged to attend all Board meetings of the Company.

Mr. Hayes has served as a member of the Independent Governance Committee since 2003 and brings to AMERCO over 30 years of broad executive and financial management experience. He is the former Treasurer, Auditor General and Director of Finance for the State of California. He was also the President of a multibillion dollar investment management company and has held leadership positions in restructuring troubled public and private sector entities and is designated as an audit committee “financial expert” by Fremont General, a NYSE listed firm. In addition, Mr. Hayes is a United States Marine Corps combat veteran.

Mr. Bible has served as a member of the Independent Governance Committee since 2003. He is the president and a stockholder in the Reno, Nevada law firm Bible Mousel, P.C., and currently serves as the chairman of the compliance committee for (i) H Group Holding, Inc., an affiliate of the Hyatt Corporation; (ii) Jacobs Entertainment, Inc., the holding company of Black Hawk Gaming & Development Company, Inc. (iii) Colony Resorts LVH Acquisitions, LLC and (iv) RIH Resorts, LLC. He is the former chairman of the Board of Trustees of the University of Nevada, Reno Foundation, and is the former chairman of the Nevada Gaming Commission. He was recently elected to the board of directors of Fisher Communications, Inc., a publicly traded communications company that owns and manages radio and television stations.

Advisory Board Members.  The Advisory Board is comprised of Barbara S. Campbell and Richard J. Herrera.  Advisory Board members do not vote, but are given full access to the affairs of the Board, including all meetings and votes of the Board and are treated in all other respects as a Board member.  The Board has authorized up to two Advisory Board members who serve at the will of the Board.

Ms. Campbell has been a member of the  Advisory Board since 2005. She is President and founder of Consensus, LLC. Prior to founding Consensus, Ms. Campbell served as the chairman of the board for the State of Nevada Tax Commission and Vice President of Finance for MGM Grand Resorts Development. As past Chairman of the Nevada Tax Commission, Ms. Campbell brings to the Company over 25 years of experience in the area of taxation and regulatory matters. As Vice President of Finance of MGM Mirage, she brings over 30 years of experience in construction and development, having managed over four billion dollars in projects in multiple jurisdictions. Ms. Campbell is also a Trustee for the Donald W. Reynolds Foundation and previously served as chairwoman of the audit committee for the Federal Home Loan Bank of San Francisco.

Mr. Herrera joined the Advisory Board in 2007. Mr. Herrera has a long history in the retail industry, most recently as Executive Vice President of Eastern Seaboard Packaging and Executive Vice President of ABUS Lock USA.  Mr. Herrera was employed as Marketing Vice President/Retail Sales Manager for U-Haul from 1988-2001, and served on the Company’s Board of Directors from 1993-2001 and the U-Haul Board from 1990-2001. Mr. Herrera’s years of service to the Company have provided him with significant knowledge of the business. Mr. Herrera’s current position involving the development of a business plan and financing strategy for a small business provides him with insight into regulatory compliance issues and has fostered creativity in identifying business solutions.

See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” for additional information relating to the directors.

DIRECTOR NOMINATION PROCESS

Director Qualifications.  Persons nominated to the Board should have personal integrity and high ethical character.  Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders.  Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.  In selecting nominees for director, the Board will assure that:

•           at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee; and

•           at least one of the directors qualifies as an audit committee financial expert under the rules of the SEC and Nasdaq regulations.

Identifying Director Candidates.  The Board utilizes a variety of methods for identifying and evaluating nominees to serve as directors.  The Board has a policy of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership and whom the directors believe continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the directors will solicit recommendations for nominees from the persons the directors believe are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates.  These persons may include members of the Board and management of the Company.  The directors may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the directors will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Board for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The directors may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.  Diversity in terms of business and professional skills and experience, viewpoints, perspective, education and other factors, is considered in the decision making process.

The directors will make their selections based on all the available information and relevant considerations.  The  directors’ selection will be based on who, in the view of the directors, will be best suited for membership on the Board.

In making its selection, the directors will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the directors may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company.  The directors may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees.  The policy of the Board is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below.  The evaluation process for such nominations is overseen by the Company’s independent directors.  In evaluating such nominations, the independent directors seek to achieve qualified directors that can represent fairly and equally all stockholders of the Company and based on the membership qualifications and criteria described above.  Any stockholder nominations for consideration by the independent directors should be mailed or delivered to the Company’s Secretary at 2721 N. Central Avenue, Phoenix, Arizona 85004.  The recommendation must be accompanied by the following information about the stockholder:

•           the stockholder’s name, address and telephone number;

•           the number of shares of the Company’s stock owned by the recommending stockholder and the time period for which such shares have been held;

•           if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held; and

•           a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the next annual meeting at which the candidate would be elected.

If the recommendation is submitted by a group of two or more stockholders, the above information must be submitted with respect to each stockholder in the group.  The recommendation must be received by the Company not later than 120 days prior to the first anniversary of the date of the proxy statement for the prior annual meeting, except in the event that the date of the annual meeting for the current year is moved more than 30 days from the anniversary date of the annual meeting for the prior year, the submission will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting for the current year.  The recommendation must be accompanied by consent of the proposed nominee to be interviewed by the independent directors and other Board members and to serve as director of the Company.

The recommendation must also contain information about the proposed nominee, including:

•           the proposed nominee’s name and address;

•           the information required by Items 401, 403 and 404 of SEC Regulation S-K (generally providing for disclosure of arrangements or understandings regarding the nomination, the business experience of the proposed nominee, legal proceedings involving the proposed nominee, the proposed nominee’s ownership of securities of the Company, and transactions and relationships between the proposed nominee and the Company);

•           a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company;

•           the qualifications of the proposed nominee; and

•           a statement from the recommending stockholder that in his or her view, the nominee, if elected, would represent all the stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The Secretary will forward all recommendations to the independent directors.  The acceptance of a recommendation from a stockholder does not imply that the independent directors will recommend to the Board the nomination of the stockholder recommended candidate. In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting and nothing in the above procedures is intended to conflict with the provisions of the Company’s Bylaws governing nominations by stockholders.

The information contained in this Proxy Statement about the Company’s nominations process is just a summary.  A complete copy of the policies and procedures with respect to stockholder director nominations can be obtained from the Company, free of charge, by writing to our Secretary at the address listed below.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by writing to the Company Secretary at 2721 N. Central Avenue, Phoenix, Arizona 85004.  All such communications, or summaries thereof, will be relayed to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

To the best of the Company’s knowledge, the following table lists, as of July 1, 2010 the beneficial ownership of the Company’s common stock of (i) each director and director nominee of the Company, (ii) (A) all persons serving as the Company’s principal executive officer or as principal financial officer during Fiscal 2010; and (B) the three most highly paid executive officers who were serving as executive officers at the end of Fiscal 2010 other than the principal executive officer and the principal financial officer (together with the principal executive officer and principal financial officer, the

“Named Executive Officers”) and (iii) all directors and executive officers of the Company as a group. The table also lists, to the best of the Company’s knowledge, those persons who beneficially own more than five percent (5%) of the Company’s common stock. The percentages of class amounts set forth in the table below are based on 19,607,788 shares of the Company’s common stock outstanding on July 1, 2010. Stockholders may communicate with the beneficial owners and executive officers by writing to the Company Secretary at 2721 N. Central Avenue, Phoenix, Arizona 85004.  All such communications, or summaries thereof, will be relayed to the beneficial owners or executive officers.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Class

Directors:
Charles J. Bayer Director and Director Nominee	2,261	**

John P. Brogan Director	6,000	**

John M. Dodds Director	-	**

Michael L. Gallagher Director and Director Nominee	-	**

M. Frank Lyons Director	300	**

Daniel R. Mullen Director	7,000	**

Named Executive Officers:
Edward J. Shoen (1) (2) Chairman and President of AMERCO and U-Haul, Director	10,896,719	55.6%

James P. Shoen (1) (2) Vice President of U-Haul Business Consultants, Director	10,896,719	55.6%

Mark V. Shoen (1) (2) Vice President of U-Haul Business Consultants	10,896,719	55.6%

Gary B. Horton Treasurer of AMERCO and U-Haul	3,173	**

Jason A. Berg Principal Financial Officer and Chief Accounting Officer of AMERCO	609	**

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Class

Executive Officers and Directors as a group - 20 persons. (4)	10,932,640	55.8%

5% Beneficial Owners:
Dunham Trust Company (1) as Trustee under the “C” Irrevocable Trusts dated December 20, 1982	10,896,719	55.6%

Rosemarie T. Donovan (1) As Trustee of the Irrevocable Trust dated November 2, 1998	10,896,719	55.6%

The AMERCO Employee Stock Ownership Plan (3)	1,676,351	8.4%

Sophia M. Shoen 5104 N. 32nd Street Phoenix, Arizona 85018	1,377,404	7.0%

**The percentage of the referenced class beneficially owned is less than one percent.

(1) This consists of 10,896,719 shares subject to the Stockholder Agreement, which includes shares beneficially owned by Edward J. Shoen (3,458,162); Mark V. Shoen (3,813,387); James P. Shoen (1,950,447); Rosemarie T. Donovan, as Trustee of the Irrevocable Trusts dated November 2, 1998 (250,250); and Dunham Trust Company, as Trustee under the “C” Irrevocable Trusts dated December 20, 1982 (1,424,473).

(2) As of July 1, 2010 Edward J. Shoen, Mark V. Shoen and James P. Shoen also beneficially own 52,400 shares (.86%), 300,125 shares (4.92%) and 105,955 shares (1.74%) respectively, of the Company’s Series A 8½% Preferred Stock. The executive officers and directors as a group beneficially own 491,780 shares (8.06%) of the Company’s Series A 8½% Preferred Stock.

 (3) The ESOP Trustee consists of three individuals without a past or present employment history or business relationship with the Company and such individuals are appointed by the Company’s Board of Directors. Under the ESOP, each participant (or such participant’s beneficiary) in the ESOP is entitled to direct the ESOP Trustee with respect to the voting of the common stock allocated to such participant’s account. In the event such participant does not provide such direction to the ESOP Trustee, the ESOP Trustee votes such participant’s shares in the ESOP Trustee’s discretion. In addition, all shares in the ESOP not allocated to participants are voted by the ESOP Trustee in the ESOP Trustee’s discretion. As of May 31, 2010, of the 1,683,173 shares of common stock held by the ESOP, 1,407,871 shares were allocated to participants and 268,480 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, and Sophia M. Shoen include common stock held directly by those individuals and 4,481; 4,206; 4,133 and 197 shares of common stock, respectively, allocated by the ESOP to those individuals. Those shares are also included in the number of shares held by the ESOP.

(4) The 10,932,640 shares constitute the shares beneficially owned by the directors and officers of the Company as a group, including the 10,896,719 shares subject to the Stockholder Agreement discussed in footnote 1 above.

To the best of the Company’s knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

Compensation Discussion and Analysis

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our Named Executive Officers.  For Fiscal 2010, the Company’s Named Executive Officers were:

Edward J. Shoen, Chairman and President of AMERCO;
Mark V. Shoen, Vice President of U-Haul Business Consultants;
James P. Shoen, Vice President of U-Haul Business Consultants;
Gary B. Horton, Treasurer of AMERCO and U-Haul; and
Jason A. Berg, Principal Financial Officer and Chief Accounting Officer of AMERCO.

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to retain current executive officers, to encourage existing personnel to self-develop and magnify functional responsibilities and to entice qualified executives to join the Company in executive positions as such postions are created or vacated.  The compensation program encourages an environment of teamwork, loyalty and fairness at all levels of the Company.

While this CD&A focuses on the compensation of the Named Executive Officers, the philosophy and objectives we discuss are generally applicable to all of the Company’s senior officers.

Implementation of Objectives

It is the duty of the Compensation Committee to review and determine the annual compensation paid to the President and review the general compensation policies for the Company’s other executive officers regularly.  The Compensation Committee and the President implement these policies while keeping in mind the Company’s approach to overhead costs and such executive officer’s impact on the Company’s objective of providing customers with an affordable product and service. The Compensation Committee traditionally delegates significant responsibility to the President for establishing and reviewing the performance of the other Named Executive Officers, appropriate levels and components of compensation, and any other items as the Compensation Committee may request.

The Compensation Committee evaluates the compensation of the President at least annually to ensure that it is fair, reasonable and aligned with the Company’s overall objectives.  The President performs this function for the remainder of the Named Executive Officers.

The Compensation Committee did not utilize any benchmarking measure in Fiscal 2010 and traditionally has not tied compensation directly to a specific profitability measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group.  Rather, the Company generally seeks to compensate individual executives commensurate with historic pay levels for such position adjusted for time and tenure with the Company.  Salary increases are strongly correlated to the President’s assessment of each Named Executive Officer’s performance and his recommendation on the appropriateness of any increase.  The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.

The intention of the Company has been to compensate the Named Executive Officers in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes.  However, the Compensation Committee and the President have the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Internal Revenue Code when they determine that such compensation is in the best interests of the Company and its stockholders.  For Fiscal 2010 the Company expects to deduct all compensation expenses paid to the Named Executive Officers.

Elements Used to Achieve Compensation Objectives

The principal components of the Company’s compensation program in Fiscal 2010 were:
•	Base salary;
•	Discretionary cash bonus;
•	Certain long-term incentives; and
•	Other benefits.

Base Salary.  The Company pays its Named Executive Officers base salaries commensurate with the scope of their job responsibilities, individual experience, performance, and the period of time over which they have performed their duties.  The base salary is typically reviewed annually with adjustments made based upon an analysis of performance and the addition or removal of functional responsibilities.  There are no guarantees of base salary adjustments.  The amount of base salary paid to each of the Named Executive Officers during Fiscal 2010 is shown in the Summary Compensation Table (“SCT”).

Discretionary Cash Bonus.  Discretionary cash bonuses are awarded on occasion to Named Executive Officers based upon subjective criteria determined by the Compensation Committee.  These criteria may include such factors as level of responsibility, contributions to results, and retention considerations.  The Company has not entered into any agreements stipulating or guaranteeing bonuses for any of its Named Executive Officers.  The amount of discretionary cash bonuses paid to each of the Named Executive Officers during Fiscal 2010 is shown in the SCT.

Certain Long-Term Incentives.  The Company did not grant in Fiscal 2010 equity interests to Named Executive Officers other than through its ESOP, which is available to all employees of the Company.  The Company has not implemented any specific policy requiring its Named Executive Officers or other officers and/or employees to own the Company’s common stock.

Other Benefits.  The Named Executive Officers participate in employee benefits plans generally available to all full-time employees of the Company on a non-discriminatory basis including medical, dental, vision, and prescription drug insurance, life insurance, accidental death and dismemberment insurance, disability insurance, a 401(k) plan, vacation and sick pay, and postretirement benefits.  The Company does not provide other perquisites to its executive officers, therefore such additional tables are not provided as they are inapplicable.

Analysis of Fiscal 2010 Compensation Decisions

The compensation amounts for Edward “Joe”  Shoen, Mark V. Shoen and James P. Shoen are established by the Compensation Committee. The historical financial performance and their status as significant stockholders of AMERCO are considered in this decision-making process. As significant stockholders with their personal wealth tied to increasing AMERCO’s value, their focus is on developing long-term success for AMERCO.

The base salaries for Joe, Mark and James were unchanged from Fiscal 2010.

The changes in the other Named Executive Officers base salaries and discretionary bonuses reflected the President’s evaluation of their job responsibilities and individual performance during the previous fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)

Edward J. Shoen	2010	675,004	-	3,337	90,000	768,341
Chairman and President of AMERCO
	2009	675,004	-	2,429	87,500	764,933

	2008	675,004	490,000	4,647	80,000	1,249,651

Mark V. Shoen	2010	623,077	-	3,337	-	626,414
Vice President of U-Haul Business Consultants
	2009	623,077	-	2,429	-	625,506

	2008	623,077	-	4,647	-	627,724

James P. Shoen	2010	565,962	-	3,337	55,000	624,299
Vice President of U-Haul Business Consultants
	2009	565,962	-	2,429	53,750	622,141

	2008	565,962	-	4,647	50,000	620,609

Gary B. Horton	2010	296,158	54,000	3,337	-	353,495
Treasurer of AMERCO and U-Haul

Jason A. Berg	2010	204,865	-	2,790	-	207,655
Principal Financial Officer and Chief Accounting Officer of AMERCO
	2009	203,181	-	2,168	-	205,349

	2008	183,462	-	3,807	-	187,269

(1)  Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under Financial Accounting Standards Board Codification: 718 Compensation—Stock Compensation for Fiscal 2010, 2009 and 2008 with respect to Common Stock allocated under the ESOP. Grant date fair value is the closing price on date of grant for stock.

(2)  Amounts in this column represent annual fees paid to each Named Executive Officer in his capacity as a Director of the Company or U-Haul or as a member of a committee of the AMERCO Board.

Director Compensation

The Company’s director compensation program is designed to fairly pay Directors for their time and efforts on behalf of AMERCO and its direct subsidiaries, as the case may be, in recognition of their fiduciary obligations to stockholders and for their liability exposure.  Directors are primarily compensated in the form of a cash fee.  The Company offers no stock options or grants to its Directors.  For Fiscal 2010 the annual fee for all services as a Director of the Company is $55,000.  Additionally, Audit Committee, Advisory Board and Independent Governance Committee members receive a $55,000 annual fee for service on such committee, and Executive Finance Committee and Compensation Committee members receive a $25,000 annual fee. These amounts are paid in equal monthly installments. The Company also reimburses Directors and the non-Director committee members for the incidental costs associated with their attendance at Board and committee meetings.  Director fees paid to Edward J. Shoen and James P. Shoen are included in the Summary Compensation Table above.

DIRECTOR COMPENSATION

Name of Director	Fiscal Year	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total Compensation ($)
Charles J. Bayer (1), (2), (3)	2010	135,000	-	135,000

John P. Brogan (1), (2), (3), (4)	2010	160,000	-	160,000

John M. Dodds (1), (2), (4), (7), (9)	2010	145,000	-	145,000

Michael L. Gallagher (1), (5)	2010	110,000	-	110,000

M. Frank Lyons (1)	2010	55,000	-	55,000

Daniel R. Mullen (1), (2), (7), (8), (9)	2010	126,000	-	126,000

Paul A. Bible (5)	2010	55,000	-	55,000

Barbara Campbell (6)	2010	55,000	-	55,000

Thomas W. Hayes (5)	2010	55,000	-	55,000

Richard J. Herrera (6)	2010	55,000	-	55,000

(1) AMERCO Director	(6) Advisory Board Member
(2) Audit Committee Member	(7) U-Haul Board Member
(3) Executive Finance Committee Member	(8) Oxford Board Member
(4) Compensation Committee Member	(9) Real Estate Board Member
(5) Independent Governance Committee Member

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in this Proxy Statement for the 2010 Annual Meeting of Stockholders. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board of Directors of AMERCO, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2010 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

This report is submitted by the Compensation Committee.

John P. Brogan                                                                John M. Dodds

Pursuant to Item 407(e)(5) of Regulation S-K this “Compensation Committee Report” shall not be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such report be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), unless the intention to do so is expressly indicated.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four independent directors and operates under a written charter recommended by the Audit Committee and adopted by the Board of Directors.  Each member of the Audit Committee meets the independence and financial sophistication requirements of Nasdaq and the SEC rules and regulations.

Management is responsible for the Company’s internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Rule 3526 (Communication with Audit Committee Concerning Independence) as adopted by the Public Company Accounting Oversight Board and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm and its review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 filed with the SEC.

Charles J. Bayer                                John P. Brogan                                           John M. Dodds                                           Daniel R. Mullen

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers are:

Name	Age *	Office
Edward J. Shoen	61	Chairman of the Board and President of AMERCO
Richard M. Amoroso	51	President of Republic Western Insurance Company
Jason A. Berg	37	Principal Financial Officer & Chief Accounting Officer of AMERCO
Laurence J. DeRespino	49	General Counsel
Ronald C. Frank	69	Executive Vice President of U-Haul field operations
Mark A. Haydukovich	53	President of Oxford Life Insurance Company
Gary B. Horton	66	Treasurer of AMERCO and U-Haul
Robert T. Peterson	59	Controller of U-Haul
James P. Shoen	50	Vice President of U-Haul Business Consultants
Mark V. Shoen	59	Vice President of U-Haul Business Consultants
John C. Taylor	52	President of U-Haul
Carlos Vizcarra	63	President of Amerco Real Estate Company
Rocky D. Wardrip	52	Assistant Treasurer of AMERCO and U-Haul
Robert R. Willson	59	Executive Vice President of U-Haul field operations

* Ages are as of May 31, 2010.
   See “Election of Directors” for information regarding Edward J. Shoen and James P. Shoen.

Richard M. Amoroso has served as President of RepWest, a subsidiary of the Company, since 2000.  He was Assistant General Counsel of U-Haul from 1993 until 2000.

Jason A. Berg has served as Principal Financial Officer and Chief Accounting Officer of the Company since 2005.  Prior to his appointment he served as Treasurer and Secretary of Oxford. He has been with the Company since 1996.

Laurence J. DeRespino has served as General Counsel for the Company since 2005.  He has been an attorney for the Company since 2000.

Ronald C. Frank has served as Executive Vice President of U-Haul field operations since 1998. He has been associated with the Company since 1959.

Mark A. Haydukovich has served as President of Oxford since 1997. From 1980 to 1997 he served as Vice President of Oxford.

Gary B. Horton has served as Treasurer of the Company since 1982.  He has been associated with the Company since 1969.

Robert T. Peterson has served as Controller of U-Haul since joining the Company in 2002. He has held a number of executive positions in the transportation industry and is presently Chief Financial Officer of U-Haul.

Mark V. Shoen has served as a Director of the Company from 1990 until 1997.  He has served as a Director of U-Haul from 1990 until 1997 and as President, Phoenix Operations, from 1994 to 2007. He is currently Vice President of U-Haul Business Consultants.

John C. (JT) Taylor has served as Director of U-Haul since 1990. He has been associated with the Company since 1981 and was appointed as President of U-Haul in 2006.

Carlos Vizcarra has served as President of Amerco Real Estate Company since 2000.  He began his previous position as Vice President/Storage Product Group for U-Haul in 1988.

Rocky D. Wardrip has served as Assistant Treasurer of the Company since 1990. He has been associated with the Company since 1978 in various capacities within accounting and treasury operations.

Robert R. Willson has served as Executive Vice President of field operations since 2006. He has been employed by U-Haul since 1980 and has held various executive positions, including Area District Vice President, Marketing Company President and General Manager.

Edward J., Mark V., and James P. Shoen are brothers. M. Frank Lyons, a Director of the Company, was married to an aunt of Edward J. and Mark V. Shoen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As set forth in the Audit Committee Charter and consistent with Nasdaq Listing Rules, the Audit Committee reviews and maintains oversight over related-party transactions which are required to be disclosed under the SEC rules and regulations. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight.  The Company’s internal processes ensure that the Company’s legal and/or finance departments identify and monitor potential related-party transactions which may require disclosure and Audit Committee oversight.

AMERCO has engaged in related party transactions, and has continuing related party interests with certain major stockholders, directors and officers of the consolidated group as disclosed below. Management believes that the transactions described below were consummated on terms equivalent to those that would prevail in arm’s-length transactions.

Samuel J. Shoen, the son of Edward J. Shoen, is employed by U-Haul as Vice President.  Mr. Shoen was paid an aggregate salary and bonus of $172,945 for his services during fiscal 2010.

SAC Holding Corporation and SAC Holding II Corporation (collectively, “SAC Holdings”) were established in order to acquire self-storage properties. These properties are being managed by the Company pursuant to management agreements. In the past, the Company has sold various self-storage properties to SAC Holdings, and such sales provided significant cash flows to the Company.

Management believes that the sales of self-storage properties to SAC Holdings has provided a unique structure for the Company to earn moving equipment rental revenues and property management fee revenues from the SAC Holdings self-storage properties that the Company manages.

During fiscal 2010, subsidiaries of the Company held various junior unsecured notes of SAC Holdings. Substantially all of the equity interest of SAC Holdings is controlled by Blackwater Investments, Inc. (“Blackwater”), wholly-owned by Mark V. Shoen, a significant stockholder and executive officer of AMERCO. The Company does not have an equity ownership interest in SAC Holdings. The Company recorded interest income of $18.9 million, $18.4 million and $18.6 million, and received cash interest payments of $13.9 million, $14.1 million and $19.2 million, from SAC Holdings during fiscal 2010, 2009 and 2008, respectively. The largest aggregate amount of notes receivable outstanding during fiscal 2010 was $197.6 million and the aggregate notes receivable balance at March 31, 2010 was $196.9 million. In accordance with the terms of these notes, SAC Holdings may prepay the notes without penalty or premium at any time. The scheduled maturities of these notes are between 2019 and 2024.

Interest accrues on the outstanding principal balance of junior notes of SAC Holdings that the Company holds at a  9% rate per annum. A fixed portion of that basic interest is paid on a monthly basis. Additional interest can be earned on notes totaling $122.2 million of principal depending upon the amount of remaining basic interest and the cash flow generated by the underlying property. This amount is referred to as the “cash flow-based calculation.”

To the extent that this cash flow-based calculation exceeds the amount of remaining basic interest, contingent interest would be paid on the same monthly date as the fixed portion of basic interest. To the extent that the cash flow-based calculation is less than the amount of remaining basic interest, the additional interest payable on the applicable monthly date is limited to the amount of that cash flow-based calculation. In such a case, the excess of the remaining basic interest over the cash flow-based calculation is deferred. In addition, subject to certain contingencies, the junior notes provide that the holder of the note is entitled to receive a portion of the appreciation realized upon, among other things, the sale of such property by SAC Holdings. To date, no excess cash flows related to these arrangements have been earned or paid.

During fiscal 2010, AMERCO and U-Haul held various junior notes from Private Mini Storage Realty, L.P. (“Private Mini”). The equity interests of Private Mini are ultimately controlled by Blackwater. The Company recorded interest income of $5.3 million, $5.3 million and $5.1 million, and received cash interest payments of $5.3 million, $5.3 million and $5.1 million, from Private Mini during fiscal 2010, 2009 and 2008, respectively. The balance of notes receivable from Private Mini at March 31, 2010 was $67.3 million. The largest aggregate amount outstanding during fiscal 2010 was $68.2 million.

The Company currently manages the self-storage properties owned or leased by SAC Holdings, Mercury Partners, L.P. (“Mercury”), Four SAC Self-Storage Corporation (“4 SAC”), Five SAC Self-Storage Corporation (“5 SAC”), Galaxy Investments, L.P. (“Galaxy”), and Private Mini pursuant to a standard form of management agreement, under which the Company receives a management fee of between 4% and 10% of the gross receipts plus reimbursement for certain expenses. The Company received management fees, exclusive of reimbursed expenses, of $22.6 million, $24.3 million and $23.7 million from the above mentioned entities during fiscal 2010, 2009 and 2008, respectively. This management fee is consistent with the fee received for other properties the Company previously managed for third parties. SAC Holdings, 4 SAC, 5 SAC, Galaxy and Private Mini are substantially controlled by Blackwater. Mercury is substantially controlled by Mark V. Shoen. James P. Shoen, a significant stockholder and director of AMERCO, has an interest in Mercury.

The Company leases space for marketing company offices, vehicle repair shops and hitch installation centers from subsidiaries of SAC Holdings, 5 SAC and Galaxy. Total lease payments pursuant to such leases were $2.5 million, $2.4 million and $2.1 million for fiscal 2010, 2009 and 2008, respectively. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

At March 31, 2010, subsidiaries of SAC Holdings, 4 SAC, 5 SAC, Galaxy and Private Mini acted as U-Haul independent dealers. The financial and other terms of the dealership contracts with the aforementioned companies and their subsidiaries are substantially identical to the terms of those with the Company’s other independent dealers whereby commissions are paid by the Company based upon equipment rental revenue. The Company paid the above mentioned entities $34.7 million, $34.7 million and $36.0 million in commissions pursuant to such dealership contract during fiscal 2010, 2009 and 2008, respectively.

These agreements and notes with subsidiaries of SAC Holdings, 4 SAC, 5 SAC, Galaxy and Private Mini, excluding Dealer Agreements, provided revenue of $42.7 million, expenses of $2.5 million and cash flows of $37.4 million during fiscal 2010. Revenues and commission expenses related to the dealer agreements were $165.1 million and $34.7 million, respectively for fiscal 2010.

During the second quarter of fiscal 2010, Real Estate entered into an agreement with SAC Holdings for the exchange of three storage properties. Real Estate received one location with total rentable square feet of nearly 68,000 in exchange for two locations with total rentable square feet of approximately 56,000. U-Haul also reduced the balance of its receivable from SAC Holdings by approximately $2.0 million in relation to this exchange.

DERIVATIVE ACTION

The disclosure in this section is required by the federal securities laws because the plaintiff, Paul F. Shoen, is the brother of one or more directors, officers and 5% stockholders.

In September 2002, Paul F. Shoen filed a stockholder derivative lawsuit in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV 02-05602, seeking damages and equitable relief on behalf of AMERCO from SAC Holdings and certain current and former members of the AMERCO Board of Directors, including Edward J. Shoen, Mark V. Shoen and James P. Shoen as Defendants. AMERCO is named as a nominal Defendant in the case. The complaint alleges breach of fiduciary duty, self-dealing, usurpation of corporate opportunities, wrongful interference with prospective economic advantage and unjust enrichment and seeks the unwinding of sales of self-storage properties by subsidiaries of AMERCO to SAC prior to the filing of the complaint. The complaint seeks a declaration that such transfers are void as well as unspecified damages. In October 2002, the Defendants filed motions to dismiss the complaint. Also in October 2002, Ron Belec filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Ron Belec vs. William E. Carty, et al., CV 02-06331 and in January 2003, M.S. Management Company, Inc. filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned M.S. Management Company, Inc. vs. William E. Carty, et al., CV 03-00386. Two additional derivative suits were also filed against these parties. Each of these suits is substantially similar to the Paul F. Shoen case. The Court consolidated the five cases and thereafter dismissed these actions in May 2003, concluding that the AMERCO Board of Directors had the requisite level of independence required in order to have these claims resolved by the Board. Plaintiffs appealed this decision and, in July 2006, the Nevada Supreme Court reversed the ruling of the trial court and remanded the case to the trial court for proceedings consistent with its ruling, allowing the Plaintiffs to file an amended complaint and plead in addition to substantive claims, demand futility.

In November 2006, the Plaintiffs filed an amended complaint. In December 2006, the Defendants filed motions to dismiss, based on various legal theories. In March 2007, the Court denied AMERCO’s motion to dismiss regarding the issue of demand futility, stating that “Plaintiffs have satisfied the heightened pleading requirements of demand futility by showing a majority of the members of the AMERCO Board of Directors were interested parties in the SAC transactions.” The Court heard oral argument on the remainder of the Defendants’ motions to dismiss, including the motion (“Goldwasser Motion”) based on the fact that the subject matter of the lawsuit had been settled and dismissed in earlier litigation known as Goldwasser v. Shoen, C.V.N.-94-00810-ECR (D.Nev.), Washoe County, Nevada. In addition, in September and October 2007, the Defendants filed Motions for Judgment on the Pleadings or in the Alternative Summary Judgment, based on the fact that the stockholders of the Company had ratified the underlying transactions at the 2007 annual meeting of stockholders of AMERCO. In December 2007, the Court denied this motion. This ruling does not preclude a renewed motion for summary judgment after discovery and further proceedings on these issues. On April 7, 2008, the litigation was dismissed, on the basis of the Goldwasser Motion. On May 8, 2008, the Plaintiffs filed a notice of appeal of such dismissal to the Nevada Supreme Court. On May 20, 2008, AMERCO filed a cross appeal relating to the denial of its Motion to Dismiss in regard to Demand Futility. The appeals are currently pending and the issues were fully briefed by October 19, 2009. The Nevada Supreme Court will hear the case En Banc in oral argument set for July 7, 2010.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP served as the Company’s principal independent registered public accounting firm since August 2002 and the Audit Committee has selected BDO Seidman, LLP to audit AMERCO’s financial statements for fiscal 2011.  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting.  The following table shows the fees that AMERCO and its consolidated entities paid or accrued for the audit and other services provided by BDO Seidman, LLP for fiscal 2010 and 2009.

	March 31,
	2010	2009
	(In thousands)
Audit fees	$2,643	$3,341
Audit-related fees	60	66
Tax fees	-	-
All other fees	-	-
Total	$2,703	$3,407

Audit Fees. This category includes the audit of AMERCO’s annual financial statements and the effectiveness of internal control over financial reporting as of fiscal year end, review of financial statements included in AMERCO’s Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of AMERCO’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits.

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the independent registered public accounting firm.  All Fiscal 2010 non-audit services listed above were pre-approved.  The Audit Committee has determined that the provision of services by BDO Seidman, LLP described in the preceding paragraphs were compatible with maintaining BDO Seidman, LLP’s independence as the Company’s principal independent registered public accounting firm.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP currently serves as the Company’s independent registered public accounting firm, and has conducted the audit of the Company’s accounts since 2002. The Audit Committee has appointed BDO Seidman, LLP to serve as the independent registered public accounting firm to conduct an audit of our accounts for Fiscal 2011.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors has elected to submit the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm to stockholders for ratification as a matter of good corporate practice. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSAL

On September 24, 2008, the Company received a stockholder proposal which contained the motion detailed below:

Motion:

We do here by submit a proposal for inclusion in the AMERCO Annual Meeting Proxy statement, that AMERCO include on the ballot and in the annual meeting materials for such respective annual meetings a stockholder proposal from the undersigned stockholder  proponents (or such other stockholder proponent(s) as may make the request, or as a management proposal in the event the undersigned are no longer stockholders of the Company and no comparable proposal is received from another stockholder), that all decisions and actions made by the AMERCO Board of Directors and Executive Officers, with respect to AMERCO and its subsidiaries, for the time frame of April 1 of the year prior to the date of such Proxy Statement through March 31 of the year of such Proxy Statement, be ratified and affirmed.

Reason for Making the Proposal:

To support the AMERCO Board of Directors and Executive Officers on their decisions for these time periods. We believe the Company is headed in a positive direction due to their leadership and guidance.

Relevant Notices:

1) We do not have any material interest in the subject matter of the proposal.

2) We are not members of any partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning or voting shares of AMERCO stock.

3) The above stockholders have continuously held at least $2,000.00 in market value of AMERCO shares and we intend to hold the stock through the date of the annual meeting.

In regard to the Stockholder Proposal, reference is hereby made to the Company’s 2010 Annual Report on Form 10-K, as well as the Company’s other filings with the SEC,  for disclosures relating to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission.  Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 2010, all Section 16(a) filings applicable to its directors, officers and 10% stockholders were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the proxy statement and form of proxy relating to the 2011 Annual Meeting of Stockholders of AMERCO, a stockholder proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the SEC and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before March 16, 2011. Stockholder proposals submitted outside the processes of Rule 14a-8 will be considered untimely if submitted after May 27, 2011. If a stockholder submits a proposal after the close of business on May 27, 2011, the Company’s proxy holders will be allowed to use their discretionary authority to vote against the proposal when and if the proposal is raised at the 2011 Annual Meeting. Proposals to be presented at the 2011 Annual Meeting of Stockholders of AMERCO that are not intended for inclusion in the proxy statement and form of proxy must be submitted by that date and in accordance with the applicable provisions of the Company’s Bylaws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested.

OTHER MATTERS

A copy of the Company’s Annual Report for the year ended March 31, 2010 may be viewed and downloaded from www.proxyvote.com, from the Company’s Investor Relations website at http://www.amerco.com, may be requested via e-mail through either such website, or may be requested telephonically at 1-800-579-1639. The Annual Report is not to be regarded as proxy solicitation material.

With respect to Company stockholders’ meetings following the 2010 Annual Meeting, the Company anticipates to continue furnishing proxy materials to stockholders by posting such materials on an Internet website in accordance with applicable laws, and providing stockholders with notice of Internet availability of such materials. Paper copies of such materials will be available to stockholders on request, for a period of one year, at no cost, in accordance with applicable laws.

UPON REQUEST, THE COMPANY WILL PROVIDE BY FIRST CLASS US MAIL, TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, WITHOUT CHARGE, A COPY OF THIS PROXY STATEMENT, THE PROXY CARD, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEARS ENDED MARCH 31, 2009 AND MARCH 31, 2010, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO: DIRECTOR, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

EXHIBIT A

AMERCO 2010 ANNUAL MEETING OF STOCKHOLDERS

August 26, 2010

Phoenix, Arizona

MEETING PROCEDURES

In fairness to all stockholders attending the 2010 Annual Meeting of Stockholders of AMERCO, and in the interest of an orderly meeting, we ask you to honor the following:

A. Admission to the meeting is limited to stockholders of record or their proxies and beneficial owners with proof of such beneficial ownership (such as a recent statement regarding the brokerage account). Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. The meeting will not be open to the public. The media will not be given access to the meeting.  The meeting will also be webcast at www.amerco.com and the webcast will be open to the public.

B. With the exception of cameras and recording devices provided by the Company, cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

C. After calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the teller. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. (Bylaws, Article II, Section 9)

D. The Chairman of the meeting has absolute authority to determine the order of business to be conducted at the meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question-and answer, portions thereof). (Bylaws, Article II, Section 9)

E. When an item is before the meeting for consideration, questions and comments are to be confined to that item only.

F. Pursuant to Article II, Section 5 of the Company's Bylaws, only such business (including director nominations) as shall have been properly brought before the meeting shall be conducted.

Pursuant to the Company's Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the

EXHIBIT A

meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors, (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than March 8, 2010.

b) Such notice must have set forth:
i.	a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,
ii.	the name and address of the person proposing to bring such business before the meeting,
iii.	the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,
iv.
if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission ("SEC") pursuant to Section 14 of the Exchange Act, as amended, or any successor thereto (the "Exchange Act"), and the written consent of each such nominee to serve if elected,

v.	any material interest of such stockholder in the specified business,
vi.
whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

vii.
all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

No business shall be brought before any meeting of the Company's stockholders otherwise than as provided in this Section. The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should

EXHIBIT A

so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

G.  At the appropriate time, any stockholder who wishes to address the meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

H. A person otherwise entitled to attend the meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group. (Bylaws, Article II, Section 6)

I. If there are any questions remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary's desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after the meeting.

J. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

K. It. is requested that common courtesy be observed at all times.

Our objective is to encourage open communication and the free expression of ideas, and to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation will be sincerely appreciated.

EXHIBIT B

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 26, 2010

AMERCO

AMERCO
1325 AIRMOTIVE WAY
SUITE 100
RENO, NV 89502

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

Meeting Information

Meeting Type: Annual Meeting
For holders as of: July 01, 2010
Date: August 26, 2010 **Time:** 8:00 AM PDT
Location: U-HAUL International, Inc.
2727 N. Central Avenue
Room 102 South
Phoenix, AZ 85004
and webcast at www.amerco.com

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

0000071263_1 R2.09.05.010

EXHIBIT B

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 12, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000071263_2 R2.09.05.010

EXHIBIT B

Voting items

The Board of Directors recommends a vote FOR the following:

1. Election of Directors
   Nominees
   01 Michael L. Gallagher   02 Charles J. Bayer

The Board of Directors recommends a vote **FOR** proposals 2 and 3.

BARCODE

→ 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

0000071263_3 R2.09.05.010

EXHIBIT B

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000071263_4 R2.09.05.010

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

EXHIBIT C

AMERCO
1325 AIRMOTIVE WAY
SUITE 100
RENO, NV 89502

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Michael L. Gallagher 02 Charles J. Bayer

The Board of Directors recommends a vote FOR proposals 2 and 3.

02 0000000000

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000071264_1 R2.09.05.010

EXHIBIT C

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

AMERCO
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
August 26, 2010

The stockholder(s) hereby appoint(s) John M. Dodds, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMERCO that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. PDT, on August 26, 2010, at the U-Haul International, Inc. Offices, 2727 N. Central Avenue, Phoenix, Arizona 85004, Room 102-South and via webcast at http://www.amerco.com, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000071264_2 R2.09.05.010

Continued and to be signed on reverse side